UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2011, Carver Bancorp, Inc. (the “Company”) received notice from The Nasdaq Stock Market that the staff had made a determination that the Company did not regain compliance with the Nasdaq Listing Rule requiring securities listed on The Nasdaq Global Market to maintain a minimum market value of publicly held shares of $5.0 million by the September 26, 2011 deadline set forth in the staff's March 28, 2011 notification of non-compliance. Consequently, unless the Company appeals this determination, The Nasdaq Stock Market will suspend trading in the Company's common stock at the opening of business on October 6, 2011 and file a Form 25-NSE removing the Company's common stock from listing and registration on The Nasdaq Global Market.

The Company has until October 4, 2011 to appeal this determination. An appeal would stay the delisting of the Company's common stock until such time as the Company has been afforded a hearing. The Company has notified Nasdaq that it intends to appeal this determination.

Item 9.01.    Financial Statements and Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.
DATE: September 29, 2011	By:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Financial Officer and Chief Administrative Officer